Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE® EXPANDS GLOBAL CHANNEL SALES NETWORK

WITH LIFEBOAT DISTRIBUTION

SAN ANTONIO, Texas-September 1, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that the company is expanding its global channel sales network by partnering with Lifeboat Distribution, an international specialty software distributor for technically sophisticated products. GlobalSCAPE joined forces with Lifeboat Distribution to expand its existing reseller network throughout North America and Latin America.

GlobalSCAPE is working closely with Lifeboat Distribution to recruit, build, and power a network of solution providers for GlobalSCAPE's award-winning products that will drive incremental sales revenues that complement GlobalSCAPE's existing sales channels. Lifeboat Distribution serves leading corporate resellers, large account resellers (LAR), value added resellers (VAR), and solution providers across North America and throughout Latin America and the Caribbean.

Through its growing channel certification program, GlobalSCAPE continues to develop partners by delivering comprehensive sales and technical training. GlobalSCAPE offers a tiered partner program, along with aggressive partner incentives and discounts based on performance. By partnering with Lifeboat Distribution, GlobalSCAPE increases its channel network growth potential by recruiting and training resellers from the existing Lifeboat Distribution network.

"GlobalSCAPE's secure managed file transfer (MFT) solutions meet an essential need in our resellers' solutions portfolio and provide a compelling technical and business advantage," said Dan Jamieson, vice president and general manager, Lifeboat Distribution. "We already see great interest in the United States and Latin America and we expect the GlobalSCAPE value proposition to resonate with resellers around the world, as they help their customers build and manage secure distributed application networks."

"Increasing channel sales is a central element of our corporate strategy. Our relationship with Lifeboat Distribution gives us a strategic advantage in expanding our market coverage and increasing our North American business," said Bill Buie, GlobalSCAPE executive vice president of sales. "Lifeboat Distribution helps us accelerate our selection process for finding the best resellers for our certification program and enabling them to build profitable revenue streams with GlobalSCAPE solutions. Their network of solution providers and value added resellers will help us to quickly drive incremental revenue in new markets. As we have discussed in our recent earnings calls, we will continue to examine additional partnership opportunities to potentially accelerate our revenue growth in 2011 and beyond."

GlobalSCAPE's Enhanced File Transfer Server™ (EFT Server), Managed Information Xchange™ (MIX), Mail Express™, Wide Area File Services (WAFS™) and CuteFTP® software are featured solutions in Lifeboat's exclusive Application and Networking Infrastructure World View- a portfolio of best-of-breed solutions for Lifeboat's resellers around the world.

Resellers and solutions providers interested in offering GlobalSCAPE solutions should contact GlobalSCAPE by phone at +1.800.290.5054 (US) or +1.210.308.8267 (International).

About Lifeboat Distribution

Lifeboat Distribution, a subsidiary of Wayside Technology Group, Inc. (NASDAQ: WSTG), is an international specialty software distributor for virtualization, security, application and network infrastructure, business continuity/disaster recovery, database infrastructure and management, application lifecycle management, science/engineering, and other technically sophisticated products. The company helps software publishers recruit and build multinational solution provider networks, power their networks, and drive incremental sales revenues that complement existing sales channels. Lifeboat Distribution services thousands of solution providers, VARs, systems integrators, corporate resellers, and consultants worldwide, helping them power a rich opportunity stream, expand their margin+ services revenues, and build profitable product and service businesses. For more information, visit www.lifeboatdistribution.com, or call +1.800.847.7078 (US), +1.732.389.0037 (International), or +31.36.8200.236 (Europe). Follow Lifeboat Distribution on Twitter: http://twitter.com/lifeboatvad.

Lifeboat is a registered trademark of Lifeboat Distribution in the US and other countries.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. Among the important factors that could cause results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.